UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 24, 2013
Date of Earliest Event Reported: October 23, 2013
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in these Items 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.
On October 24, 2013, Mid-Con Energy Partners, LP issued a press release announcing that it will release third quarter ended September 30, 2013 results after the market closes on Tuesday, November 5, 2013, and will hold a conference call and live webcast at 11:00 a.m. Eastern Time (10:00 a.m. Central Time), Wednesday, November 6, 2013. Additionally, we announced that we will participate in the following investor conferences.

•	Stephens Fall Investment Conference – Wednesday, November 13, 2013 at 8:00 a.m. ET (7:00 a.m. CT) in New York, NY.

•
RBC Capital Markets’ 2013 MLP Conference – Thursday, November 21, 2013 at 2:45 p.m. ET (1:45 p.m. CT) in Dallas, TX. An audio webcast will be available in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com.

•
Wells Fargo Securities Pipeline, MLP, and Energy Symposium – Conference dates are Tuesday, December 10, 2013, and Wednesday, December 11, 2013 in New York, NY. Presentation time to be determined at a later date.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The corresponding materials utilized at each conference will be accessible on our website, www.midconenergypartners.com, no later than the morning of each conference.

Item 8.01 Other Events.
On October 23, 2013, the board of directors of our general partner, Mid-Con Energy GP, LLC, approved a cash distribution of $0.515 per common unit for the third quarter 2013. This results in an annualized distribution of $2.06 per common unit. The third quarter distribution is payable on November 14, 2013 to unitholders of record as of November 7, 2013.

Item 9.01	Financial Statements and Exhibits.
Exhibits
99.1 News release issued by Mid-Con Energy Partners, LP dated October 24, 2013.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: October 24, 2013	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
President and Chief Financial Officer